Exhibit 21



                     BLACK HILLS CORPORATION


                    SUBSIDIARY OF REGISTRANT


               Wyodak Resources Development Corp.,
                     a Delaware corporation.




       SUBSIDIARIES OF WYODAK RESOURCES DEVELOPMENT CORP.


                          DAKSOFT, Inc.
                   a South Dakota corporation.


                  Landrica Development Company,
                   a South Dakota corporation.


                   Western Production Company,
                     a Wyoming corporation.


                           WYGEN, Inc.
                     a Wyoming corporation.